Exhibit 4
                         Xerox Corporation
                 Non-Financing Operations Cash Flow

The following schedule summarizes 1999, 1998 and 1997 document processing non-financing operations cash generation and usage:

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  (In millions)                             1999       1998       1997
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  Document Processing
    Non-Financing:
  Income                                  $1,114     $1,381*    $1,217
  Depreciation and amortization**            935        821        739
- ----------------------------------------------------------------------
  Cash from Operations                    $2,049     $2,202     $1,956
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  Additions to land, building
    and equipment                           (594)      (566)      (520)
  Increase in on-lease
    Equipment                               (401)      (473)      (347)
  Decrease/(increase) in
    other inventory                           68       (558)      (170)
  Increase in accounts receivable            (94)      (540)      (188)
  All other changes, net                    (238)       366        295
- ----------------------------------------------------------------------
  Net Cash Generation, Before
    Restructuring Charges                 $  790     $  431     $1,026
------------------------------------------------------------------------
  Cash charges against 1998
    restructuring reserve                   (437)      (332)         -
------------------------------------------------------------------------
Net Cash Generation                       $  353     $   99     $1,026
------------------------------------------------------------------------

  *  Before 1998 restructuring charge.
  ** Includes rental equipment depreciation of $463, $411 and $311 in 1999, 1998 and 1997, respectively.